UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2012

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 24, 2012, Donald B. Melson, the Company’s Vice President and Corporate Controller, resigned from the position of Corporate Controller, effective February 27, 2012. Mr. Melson will serve as the Company’s principal accounting officer through March 14, 2012. As of that date, Mr. Melson will no longer serve as an executive officer of the Company. Mr. Melson will remain employed by the Company as Vice President, Finance through July 31, 2012 to assist the Company with transitional matters.

(c) Gina Consylman has accepted an offer to join the Company as its Vice President and Corporate Controller as of February 27, 2012. Ms. Consylman will serve as the Company’s principal accounting officer beginning March 15, 2012.

Ms. Consylman, age 39, has held a number of key financial leadership roles in high growth, global healthcare and technology companies. From February 2011 until the present, she has served as Senior Director, Corporate Accounting at Biogen Idec Inc. (“Biogen Idec”) , prior to which she served as Director of Corporate Accounting from November 2009 to February 2011. While at Biogen Idec, Ms. Consylman was responsible for the accounting teams for the Corporate and U.S. Commercial business units. Biogen Idec is a global publicly held biotechnology company. From September 2001 until November 2009, Ms. Consylman served in various finance and accounting roles, including Corporate Controller, with Varian Semiconductor Equipment Associates, Inc. Varian Semiconductor is a global supplier of ion implantation equipment used in the fabrication of semiconductor chips. From March 1998 until September 2001, Ms. Consylman was Director of Corporate Accounting at Rowecom Inc. (“Rowecom”). Prior to joining Rowecom, she held audit positions with PricewaterhouseCoopers, LLP and Ernst & Young, LLP. Ms. Consylman, a Certified Public Accountant, holds a Bachelor of Science degree in accounting from Johnson & Wales University and a Masters of Science degree in Taxation from Bentley College.

Ms. Consylman and the Company entered into an employment agreement (the “Employment Agreement”) on January 24, 2012. The full text of the Employment Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

Under the Employment Agreement, Ms. Consylman’s at-will employment with the Company will commence on February 27, 2012. Her initial annual base salary will be $230,000. Beginning in the Company’s fiscal year 2012 (“FY12”), Ms. Consylman will be eligible to participate in the Company’s Annual Incentive Program, with a target bonus equal to 35% of her base salary paid during the plan year. As soon as practicable after her employment commences, subject to Compensation Committee approval, Ms. Consylman will receive a one-time grant of 3,000 restricted stock units (“RSUs”). The restrictions on these shares shall lapse ratably over three years beginning on the first anniversary of the grant date. Ms. Consylman will also be eligible, subject to Compensation Committee approval, to participate in the Company’s Fiscal Year 2012-2014 Long-Term Incentive Program, with a target equal to 80% of her initial annual base salary, pro-rated for the number of months she works during FY12.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Employment Agreement between Ms. Consylman and the Company entered into on January 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 27, 2012	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel, and Secretary